Exh. 10-a


                         AGREEMENT AND PLAN OF MERGER

                                by and among

                          Ostar Pharmaceutical, Inc.

                           Ostar Acquisition Corp.

                                     and

                       Central American Equities Corp.

                          Dated as of March 13, 2006

                         AGREEMENT AND PLAN OF MERGER

	Agreement and Plan of Merger dated as of March 13, 2006 (the "Agreement") by and among Central American Equities Corp., a corporation formed under the laws of the State of Florida ("CAE"), Ostar Acquisition Corp., a corporation newly formed under the laws of the State of Delaware and a wholly owned subsidiary of CAE (the "Merger Sub"), Ostar Pharmaceutical, Inc., a corporation formed under the laws of the State of Delaware ("Ostar"), and the following CAE Shareholders: Michael N. Caggiano, P.J. Voloshin MD Inc. Pension Fund, P. James Voloshin and Richard Wm. Talley, (the "Shareholders"). CAE, the Merger Sub, Ostar and the Principal Shareholders are referred to herein individually as a "Party" and collectively as the "Parties."

                                  PREAMBLE

	WHEREAS, CAE and Ostar have determined that a business combination between them is advisable and in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

	WHEREAS, CAE has proposed to acquire Ostar pursuant to a merger transaction whereby, pursuant to the terms and subject to the conditions of this Agreement, Ostar shall become a wholly owned subsidiary of CAE through the merger of Ostar with and into the Merger Sub (the "Merger"); and

	WHEREAS, in the Merger all issued and outstanding shares of capital stock of Ostar held by the stockholders of Ostar (the "Ostar Stockholders") shall be cancelled and converted into the right to receive 37,858,447 shares of common stock of CAE, $0.001 par value per share and 300,000 shares of Series C Convertible Preferred Stock of CAE, $0.001 per share, or such number of shares of CAE as shall represent 98.70 % of the issued and outstanding common stock of CAE , on a fully diluted basis, after the merger (the "Merger
Shares").

	NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

                             CERTAIN DEFINITIONS

	As used in this Agreement, the following terms shall have the meanings set forth below:

"Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger and/or the Parties.

"DGCL" means Delaware General Corporation Law.

"GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

"Knowledge" means, in the case of CAE, a particular fact or other matter of which any of the Shareholders is actually aware or which a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of CAE and its business and affairs; and in the case of Ostar means a particular fact or other matter of which its President is actually aware or which a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of Ostar and its business and affairs.

"Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

"Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

"Person" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

"Surviving Entity" shall mean Ostar as the surviving entity in the Merger as provided in Section 1.03.

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

	(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

	(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

	(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

"Tax Return" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


                                 ARTICLE I
                                 THE MERGER

SECTION 1.01 	THE MERGER.

	Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time (as hereinafter defined), all Ostar Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares. In connection therewith, the following terms shall apply:

	(a)	Exchange Agent.   Robert Brantl, counsel to Ostar, shall act as
the exchange agent (the "Exchange Agent") for the purpose of exchanging
Ostar Shares for the Merger Shares.   At or prior to the Closing, CAE shall
deliver to the Exchange Agent the Merger Shares.

	(b)	Conversion of Securities.

		(i)	Conversion of Ostar Securities.  At the Effective Time,
by virtue of the Merger and without any action on the part of CAE, Ostar or the Merger Sub, or the holders of any of their respective securities:

                (A) Each of the issued and outstanding shares of common stock of Ostar (the "Ostar Shares") immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, that number of shares of common stock of CAE as shall be determined by dividing 37,858,447 by the number of then issued and outstanding Ostar Shares, and that number of shares of Series C Convertible Preferred Shares of CAE as shall be determined by dividing 300,000 by the number of then issued and outstanding Ostar Shares (the "Ostar Conversion Rates").

                (B) All Ostar Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.01(b)(i) upon the surrender of such certificate in accordance with Section 1.07, without interest. No fractional shares may be issued; but each fractional share that would result from the Merger will be rounded to the nearest number of whole shares.

                (C) The Merger Shares shall represent 98.70%, on a fully diluted basis, of the issued and outstanding common stock of CAE, at the Effective Time after giving effect to the Merger.


                (ii)	Conversion of Merger Sub Stock.  At the Effective Time,
by virtue of the Merger and without any action on the part of Ostar, CAE, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of CAE.

        (c)	Exemption from Registration.  The Parties intend that the
issuance of the Merger Shares to the Ostar Stockholders shall be exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

SECTION 1.02    CLOSING.

	The closing of the Merger (the "Closing") will take place at the offices of American Union Securities within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as CAE and Ostar shall agree (the "Closing Date"), but in any event no later than March 31, 2006 unless extended by a written agreement of CAE and Ostar.

SECTION 1.03    MERGER; EFFECTIVE TIME.

	At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and CAE shall cause Merger Sub to, merge with and into Ostar in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and Ostar shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger (the "Certificate of Merger") executed in accordance with the applicable provisions of the DGCL (the "Effective Time"). The date on which the Effective Time occurs is referred to as the "Effective Date." Provided that this Agreement has not been terminated pursuant to
Article VI, the Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

SECTION 1.04 	EFFECT OF THE MERGER.

	The Merger shall have the effect set forth in Title 8, Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Ostar and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of Ostar and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05    CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

        Pursuant to the Merger:

	(a)	The Certificate of Incorporation and Bylaws of Ostar as in
effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity immediately following the Merger.

	(b)	The directors and officers of the Ostar immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.

SECTION 1.06    RESTRICTIONS ON RESALE

	(a)	The Merger Shares.  The Merger Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) CAE receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for CAE, that an exemption from the registration requirements of the Securities Act is available.

	The certificates representing the Merger Shares which are being issued to the Ostar Stockholders shall contain a legend substantially as follows:

        "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR CENTRAL AMERICAN EQUITIES CORP RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR CENTRAL AMERICAN EQUITIES CORP. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

SECTION 1.07 	EXCHANGE OF CERTIFICATES.

	(a)	EXCHANGE OF CERTIFICATES.  After the Effective Time and
pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the Ostar Stockholders, the Ostar Stockholders shall be required to surrender all their Ostar Shares to the Exchange Agent, and the Ostar Stockholders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the Ostar Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented Ostar Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such Ostar Shares have been so exchanged. No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented Ostar Shares, until such certificate or certificates representing all the relevant Ostar Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

	(b)	FULL SATISFACTION OF RIGHTS.  All Merger Shares for which the
Ostar Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the Ostar Shares.

	(c)	EXCHANGE OF CERTIFICATES.  All certificates representing Ostar
Shares converted into the right to receive Merger Shares pursuant to this
Article I shall be furnished to CAE subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

	(d)	CLOSING OF TRANSFER BOOKS.  On the Effective Date, the stock transfer book of Ostar shall be deemed to be closed and no transfer of Ostar Shares shall thereafter be recorded thereon.



                                 ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF CAE
                          AND THE CAE SHAREHOLDERS

	CAE and the CAE Shareholders, and, where applicable, the Merger Sub, hereby jointly and severally represent and warrant to Ostar, as of the date of this Agreement and as of the Effective Time, as follows:

SECTION 2.01 	ORGANIZATION, STANDING AND POWER.

	CAE is a company duly incorporated, validly existing and in good standing under the laws of the State of Florida and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Merger Sub is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Merger Sub is a recently formed corporation and prior to the date hereof and through the Effective Date, Merger Sub shall not conduct any operating business, become a party to any agreements, or incur any liabilities or obligations.

SECTION 2.02 	 CAPITALIZATION.

	(a)	There are 101,000,000 shares of capital stock of CAE
authorized, consisting of 100,000,000 shares of common stock, $0.001 par value per share (the "CAE Common Shares") and 1,000,000 shares of preferred stock, $0.001 per share ("CAE Preferred Shares"). As of the date of this Agreement, there are 2,141,553 CAE Common Shares and 10,000 CAE Preferred Shares issued and outstanding.

        (b)	The Shareholders, collectively, own of record and beneficially
551,415 CAE Common Shares. No CAE Common Shares or CAE Preferred Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of CAE Common or Preferred Shares except as provided in this Agreement.

        (c)	All outstanding CAE Common Shares are validly issued, fully
paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law. The Merger Shares issuable to the Ostar Stockholders will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.03     AUTHORITY FOR AGREEMENT.

	The execution, delivery, and performance of this Agreement by each of CAE and Merger Sub has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of each of CAE and Merger Sub enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by CAE and Merger Sub will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, CAE's Certificate of Incorporation, Merger Sub's Certificate of Incorporation, or either of their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which CAE is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to CAE or Merger Sub.

SECTION 2.04     ABSENCE OF CERTAIN CHANGES OR EVENTS.

	Since September 30, 2005, except as reported in a Current Report on Form 8-K filed with the SEC:

	(a)	there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of CAE;

	(b)	CAE has not (i) declared or made, or agreed to declare or
make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (ii) made any material change in its method of management, operation, or accounting; (iii) entered into any material transaction; or (iv) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

	(c)	CAE has not (i) borrowed or agreed to borrow any funds or
incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CAE balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party;

SECTION 2.05 	GOVERNMENTAL AND THIRD PARTY CONSENTS

	No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with CAE or Merger Sub, is required by or with respect to CAE or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 2.06    LITIGATION

	There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of CAE or the Shareholders, threatened against or affecting, CAE or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.07    INTERESTED PARTY TRANSACTIONS

	CAE is not indebted to any officer or director of CAE, and no such person is indebted to CAE.

SECTION 2.08    COMPLIANCE WITH APPLICABLE LAWS.

	To the Knowledge of CAE and the Shareholders, the business of each of CAE and Merger Sub has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 2.09    TAX RETURNS AND PAYMENT

	CAE has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due. Except as disclosed in the CAE Financial Statements, there is no material claim for Taxes that is a Lien against the property of CAE other than Liens for Taxes not yet due and payable, none of which is material. CAE has not received written notification of any audit of any Tax Return of CAE being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on CAE, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by CAE which is currently in effect, and CAE is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the CAE Financial Statements.

SECTION 2.10    CAE PUBLIC FILINGS

	CAE is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all CAE public filings required under the Exchange Act have been made. All public filings by CAE under the Exchange Act are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect. To the Knowledge of CAE and the Shareholders, CAE has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.11    FINDERS' FEES

	CAE has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF OSTAR

	Ostar hereby represents and warrants to CAE, Merger Sub and the Shareholders, as of the date of this Agreement and as of the Effective Time (except as otherwise indicated), as follows:

SECTION 3.01    ORGANIZATION, STANDING AND POWER.

	Ostar is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Ostar is duly qualified to do business as a foreign corporation in each state in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary. Ostar does not have any ownership interest in any Person other than Hebei Aoxing Group Pharmaceutical Co., Ltd.

SECTION 3.02    CAPITALIZATION.

	There are 200,000,000 shares of Ostar capital stock authorized, consisting of 200,000,000 shares of common stock with $.00001 par value (the "Ostar Common Shares"). As of the date of this Agreement, there were 38,211,656 issued and outstanding Ostar Common Shares. No Ostar Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of
Ostar Common Shares.   No Person is entitled to any rights with respect to
the conversion, exchange or delivery of the Ostar Common Shares. The Ostar Common Shares have been issued in compliance with Applicable Law.

SECTION 3.03    AUTHORITY FOR AGREEMENT.

	The execution, delivery and performance of this Agreement by Ostar has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of Ostar, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Ostar will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Ostar's Certificate of Incorporation or Bylaws, in each case as amended, or, to the Knowledge of Ostar, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which Ostar is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Ostar.

SECTION 3.04    GOVERNMENTAL OR THIRD PARTY CONSENT

	No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Ostar, is required by or with respect to Ostar in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 3.05    LITIGATION

	There is no action, suit, investigation, audit or proceeding pending against or, to the Knowledge of Ostar, threatened, against or affecting Ostar or any of its material assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 3.06 	COMPLIANCE WITH APPLICABLE LAWS.

	To the Knowledge of Ostar, the business of Ostar has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect on Ostar.

SECTION 3.07 	TAX RETURNS AND PAYMENT

	Ostar has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the Ostar Financial Statements and except for Taxes being contested in good faith. Subject to the foregoing, to the Knowledge of Ostar, except as disclosed in the Ostar Financial Statements, there is no material claim for Taxes that is a Lien against the property of Ostar other than Liens for Taxes not yet due and payable, none of which is material. Ostar has not received written notification of any audit of any Tax Return of Ostar being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on Ostar, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by Ostar which is currently in effect, and Ostar is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the Ostar Financial Statements.

SECTION 3.08    FINDERS' FEES

	Ostar has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                               ARTICLE IV
                     CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01    COVENANTS OF OSTAR

	Ostar covenants and agrees that, during the period from the date of this Agreement until the Closing Date, Ostar shall, except as otherwise disclosed in this Agreement and other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of CAE:

     (a)     shall not amend its Certificate of Incorporation or Bylaws;

     (b) shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

     (c) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

     (d) shall not sell, transfer, or otherwise dispose of any material assets required for the operations of Ostar's business, except in the ordinary course of business consistent with past practices;

     (e) shall not declare or pay any dividends on or make any distribution of any kind with respect to the Ostar Shares; and

     (f) shall use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to Ostar's business, operations or assets where such violation would have a Material Adverse Effect on Ostar.

SECTION 4.02    COVENANTS OF CAE AND THE CAE SHAREHOLDERS

	Each of CAE and the CAE Shareholders covenants and agrees that, during the period from the date of this Agreement until the Closing Date, CAE shall, other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of Ostar:

     (a) shall not amend its Certificate of Incorporation or Bylaws, except to create the Series C Convertible Preferred Shares, as provided in Section 5.03;

     (b) shall not pay or agree to pay to any employee, officer or director compensation of any kind or amount;

     (c) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

     (d) shall not create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of its material assets;

     (e) shall not make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

     (f) shall not declare or pay any dividends on or make any distribution of any kind with respect to CAE;

     (g) shall not issue any additional shares of CAE capital stock or take any action affecting the capitalization of CAE or the CAE Shares; and

     (h) shall not grant any severance or termination pay to any director, officer or any other employees of CAE.

SECTION 4.03    COVENANTS OF THE PARTIES

	(a)	Tax-free Reorganization.  The Parties intend that the Merger qualify as a Tax-free "reorganization" under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as a reorganization under such Section. In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement;

	(b)	Announcement.  Neither Ostar, on the one hand, nor CAE on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. Upon execution of this Agreement, CAE shall issue a press release, which shall be approved by Ostar, and file a Current Report on Form 8-K reporting the execution of the Agreement.

	(c)	Notification of Certain Matters.  Ostar shall give prompt
written notice to CAE, and CAE shall give prompt written notice to Ostar, of:

		(i)	The occurrence or nonoccurrence of any event the
occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

		(ii)	Any material failure of Ostar on the one hand, or CAE
or the Shareholders, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

	(d)	Reasonable Best Efforts.  Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

		(i)	The preparation and filing of all forms, registrations
and notices required to be filed to consummate the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

                (ii) The satisfaction of the Party's conditions precedent to Closing.

	(e)	Access to Information

		(i)	Inspection by Ostar.  CAE will make available for
inspection by Ostar, during normal business hours and in a manner so as not to interfere with normal business operations, all of CAE's records (including tax records), books of account, premises, contracts and all other documents in CAE's possession or control that are reasonably requested by Ostar to inspect and examine the business and affairs of CAE. CAE will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Ostar concerning the business and affairs of CAE. Ostar will treat and hold as confidential any information it receives from CAE in the course of the reviews contemplated by this Section 4.03(e). No examination by Ostar will, however, constitute a waiver or relinquishment by Ostar of its rights to rely on CAE's or the CAE Shareholders' covenants, representations and warranties made herein or pursuant hereto.

		(ii)	Inspection by CAE.  Ostar will, if requested, make
available for inspection by CAE, during normal business hours and in a manner so as not to interfere with normal business operations, all of Ostar's records (including tax records), books of account, premises, contracts and all other documents in Ostar's possession or control that are reasonably requested by CAE to inspect and examine the business and affairs of Ostar. Ostar will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of CAE concerning the business and affairs of Ostar. CAE will treat and hold as confidential any information they receive from Ostar in the course of the reviews contemplated by this Section 4.03(e). No examination by CAE will, however, constitute a waiver or relinquishment by CAE of its rights to rely on Ostar's covenants, representations and warranties made herein or pursuant hereto.

        (f) Approval by CAE Shareholders. By his execution and delivery of this Agreement, each of the Shareholders does hereby approve, adopt and ratify this Merger Agreement, the Merger and all of the transactions contemplated hereby and pursuant to all exhibits hereto.

                                 ARTICLE V
                            CONDITIONS PRECEDENT

SECTION 5.01  	CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

	The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both CAE and Ostar:

	(a)	Consents, Approvals.  The Parties shall have obtained all
necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties' respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

	(b)	Shareholder Approval.  This Agreement and the transactions
contemplated hereby shall have been approved by the shareholders of Ostar in accordance with the applicable provisions of the DGCL and its bylaws.

	(c)	Absence of Certain Litigation.  No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the Merger.

	(d)	Option Agreement.   Warner Technology and Investment Corp.,
a shareholder of Ostar ("Warner") and the Shareholders shall have entered into the Put and Call Option Agreement ("Option Agreement") in the form attached hereto as Exhibit A.

	(e)	Subsidiary Option Agreement.  CAE shall have entered into an agreement with the Shareholders regarding the ownership and operations of CAE's subsidiaries (the "Subsidiary Option Agreement") in the form attached hereto as Exhibit B.

SECTION 5.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CAE AND THE CAE SHAREHOLDERS

	The obligations of CAE and the CAE Shareholders on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by CAE or the CAE Shareholders:

	(a)	Consents And Approvals.  Ostar shall have obtained all material consents, including any material consents and waivers by Ostar's lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

	(b) 	Representations and Warranties.  The representations and
warranties by Ostar in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

	(c)	Performance.  Ostar shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

	(d)	Proceedings and Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to CAE and its counsel, and CAE and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

	(e)	Certificate of Good Standing.  Ostar shall have delivered to
CAE a certificate as to the good standing of Ostar certified by the Secretary of State of the State of Delaware on or within fourteen (14) business days prior to the Closing Date.

	(f)	Material Changes.  Except as contemplated by this Agreement, since the date hereof, Ostar shall not have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which Ostar is a party which is reasonably likely to have a Material Adverse Effect on Ostar.

	(g)	Due Diligence.  CAE shall have completed to its own
satisfaction due diligence in relation to Ostar, except that this shall cease to be a condition precedent unless on or prior to March 24, 2006 CAE shall have delivered a written notice stating that it is not satisfied with the results of its due diligence;

	(h)	SEC Filing.  No less than one week prior to the Closing, Ostar shall have delivered to CAE the financial statements, report of Ostar's independent register public accountant, and other information required for inclusion in the Current Report that CAE will file with the Securities and Exchange Commission within four business days after the Closing;

SECTION 5.03 	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF OSTAR

	The obligations of Ostar on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by Ostar:

        (a)	Consents And Approvals.  CAE and Merger Sub shall have obtained all material consents, including any material consents and waivers of lenders to whom CAE is directly liable, and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

        (b)	Representations And Warranties.  The representations and
warranties by CAE, the CAE Shareholders and Merger Sub in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

        (c)	Performance.  CAE, the CAE Shareholders and Merger Sub shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing.

        (d)	Proceedings And Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Ostar and its counsel, and Ostar and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

        (e)	Certificates of Good Standing.  CAE shall have delivered to
Ostar a certificate as to its good standing in the State of Florida and the Merger Sub shall have delivered to Ostar a certificate as to its good standing in the State of Delaware, in each case certified by the Secretary of State not more than fourteen (14) business days prior to the Closing Date.

        (f)	Material Changes.  Except as contemplated by this Agreement, since the date hereof, CAE and Merger Sub shall not have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which CAE or the Merger Sub is a party which is reasonably likely to have a Material Adverse Effect on CAE or the Merger Sub;

        (g)	Due Diligence.	Ostar shall have completed to its own
satisfaction due diligence in relation to CAE, except that this shall cease to be a condition precedent unless on or prior to March 24, 2006 Ostar shall have delivered a written notice stating that it is not satisfied with the results of its due diligence;

        (h) Status of CAE. As at the Effective Time of the Merger, CAE (i) shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting from the OTC Bulletin Board, and (iii) shall have 2,141,553 CAE Common
Shares outstanding, and there shall be no preferred stock outstanding nor any options, warrants or rights to acquire capital stock of CAE whether for additional consideration or on conversion.

        (i)	Shareholders' Holdings.  On the date of Closing, the
Shareholders shall own at least 551,415 CAE Common Shares.

        (j)	Certificate of Designation.  The Board of Directors of CAE
shall have filed in the Office of the Secretary of State of the State of Florida a Certification of Designation of the Series C Convertible Preferred Stock in the form of Exhibit C hereto.

        (k)	CAE Board of Directors.  At the Effective Time of the Merger
or in accordance with applicable law, all of the officers and members of the board of directors of CAE shall tender their resignations as officers and directors of CAE, and the vacancies created on the CAE board of directors shall be filled by persons designated by the Board of Directors of Ostar.

	(l)	Information Statement.  No less than ten days prior to the
Closing, CAE shall have filed with the SEC and mailed to its shareholders of record an information statement containing the information required by SEC Rule 14f-1, which shall be provided by Ostar.

                                ARTICLE VI
                               TERMINATION

SECTION 6.01    TERMINATION.

        This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

	(a)	The mutual written consent of the Boards of Directors of CAE and Ostar;

	(b)	Either CAE, on the one hand, or Ostar, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order,

decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the issuance of the Merger Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

	(c)	CAE, if Ostar shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by CAE to Ostar, or by CAE, if it is not satisfied with the results of its due diligence investigation and it so notifies Ostar on or before March 24, 2006;

	(d)	Ostar, if CAE shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Ostar to CAE, or by Ostar if it is not satisfied with the results of its due diligence investigation and it so notifies CAE on or before March 24, 2006; or

	(e)	Without any action on the part of the Parties if required by
Applicable Law or if the Merger shall not be consummated by March 31, 2006 unless extended by written agreement of CAE and Ostar.

SECTION 6.02    EFFECT OF TERMINATION.

	If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of CAE or Ostar, provided, however, that (a) the provisions of Article VII hereof shall survive the termination of this Agreement; (b) nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement; and (c) termination shall not affect accrued rights or liabilities of any party at the time of such termination.


                                ARTICLE VII
                              CONFIDENTIALITY

SECTION 7.01    CONFIDENTIALITY

	CAE, on the one hand, and Ostar, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof, which are designated by such Party as confidential (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party's confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time, or (vi) in connection with any arbitration proceeding hereunder pursuant to Section 9.03(b).

                               ARTICLE VIII
                             INDEMNIFICATION

SECTION 8.01    INDEMNIFICATION BY CAE

	CAE and the CAE Shareholders shall, jointly and severally, indemnify, defend and hold harmless each of Ostar, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of Ostar, any subsidiary or affiliate thereof or an employee of Ostar, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "Ostar
Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by the Shareholders, CAE or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of CAE or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) the consummation of the transactions contemplated herein, and any action taken in connection therewith ("Ostar Indemnified Liabilities"). Any Ostar Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify CAE in writing, but the failure to so notify shall not relieve CAE from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice CAE.

SECTION 8.02    INDEMNIFICATION BY OSTAR

	Ostar shall indemnify, defend and hold harmless each of CAE, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of CAE, any subsidiary or affiliate thereof or an employee of CAE, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "CAE Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by Ostar or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or negligent act, omission or conduct of any officer, director or agent of Ostar or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) the consummation of the transactions contemplated herein, and any action taken in connection therewith ("CAE Indemnified Liabilities"). Any CAE Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Ostar in writing, but the failure to so notify shall not relieve Ostar from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice Ostar.

SECTION 8.03    INDEMNIFICATION OF EXCHANGE AGENT

	(a)	CAE, Ostar and Merger Sub (for the purposes of this Section
8.03, the "Indemnitors") agree to indemnify the Exchange Agent and its partners, officers, directors, employees and agents (collectively, the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to the Exchange Agent's service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

	(b)	If the indemnification provided for in Section 8.03(a) is
applicable, but for any reason is held to be unavailable, the Indemnitors shall jointly and severally contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

                                ARTICLE IX
                               MISCELLANEOUS

SECTION 9.01    EXPENSES.

	Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.02    APPLICABLE LAW

	Except to the extent that the law of the State of Delaware is mandatorily applicable to the Merger (which shall be governed by the DGCL), this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 9.03    NOTICES.

	All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

	(a)	If sent by reputable overnight air courier (such as Federal
Express), 2 business days after being sent;

	(b)	If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

	(c)	If otherwise actually personally delivered, when delivered.

	All notices and other communications under this Agreement shall be sent or delivered as follows:

	If to Ostar, to:

		Huakang Zhou
		c/o American Union Securities, Inc.
		100 Wall Street - 15th Floor
		New York, NY 10005
		Telephone:  212-232-0120
                Facsimile:  212-786-5867
	with a copy to (which shall not constitute notice):

		Robert Brantl, Esq.
		322 4th Street
		Brooklyn, NY 11215
		Telephone:  718-768-6045
                Facsimile:  718-965-4042

	If to CAE and/or the Shareholders, to:

		Michael Caggiano
		President
		Interlink 964
                7801 N.W. 37th Street
		Miami, FL  33166
		Telephone:  011-506-282-4160
                Facsimile:  011-506-282-4162

        with a copy to (which shall not constitute notice):

		Eric Littman, Esq.
		7695 S.W. 104 St.
		Suite 210
		Miami, FL  33156
 		Telephone:  305-663-3333
		Facsimile:  305-668-0003

	Each Party may change its address by written notice in accordance with this Section.

SECTION 9.04    ENTIRE AGREEMENT.

	This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter including the Letter of Intent made by Ostar and CAE dated February 13, 2006.

SECTION 9.05 	ASSIGNMENT.

	Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately foregoing sentence of this Section 9.05, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

SECTION 9.06 	COUNTERPARTS.

	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.


SECTION 9.07  	NO THIRD PARTY BENEFICIARIES.

	Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.08  	RULES OF CONSTRUCTION.

	The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CENTRAL AMERICAN EQUITIES CORP.

By: 	/s/ Michael Caggiano
        ------------------------
Name: 	Michael Caggiano
Title: 	President

OSTAR ACQUISITION CORP.

By: 	/s/ Michael Caggiano
        ------------------------
Name: 	Michael Caggiano
Title: 	President

CAE SHAREHOLDERS

/s/ Michael Caggiano
--------------------------------
MICHAEL CAGGIANO

/s/ P. James Voloshin
--------------------------------
P. JAMES VOLOSHIN

/s/ Richard Wm. Talley
--------------------------------
ICHARD WM. TALLEY

OSTAR PHARMACEUTICAL, INC.

By:    /s/ Huakang Zhou
       --------------------------
Name:  Huakang Zhou
Title: President

                                 EXHIBITS:

Exhibit A - Put and Call Option Agreement
Exhibit B - Subsidiary Option Agreement
Exhibit C - Certificate of Designation